Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-66790 and 33-66844 of Gibraltar Packaging Group, Inc. on Form S-8 of our report dated August 8, 2002 appearing in this Annual Report on Form 10-K of Gibraltar Packaging Group, Inc. for the year ended June 29, 2002.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
September 25, 2002